Exhibit 99.1

NEWS                                 from H. L. LANZET, INC.
                                          515 Madison Avenue Tel: (212) 888-4570
                                          Suite 5 West       Fax: (212) 888-4569
                                          New York, NY 10022

FOR IMMEDIATE RELEASE:

CONTACT: Arnold Tenney, Richard Mozer               Herbert Lanzet/DeeDee Lanzet
Devine Entertainment Corporation                    H.L. Lanzet, Inc.
(416) 364-2282                                      (212) 888-4570


        DEVINE ENTERTAINMENT COMMENCES FILMING NEW $8.1 MILLION PRIMETIME MYSTERY SERIES FOR CHUM TELEVISION: ACROSS THE RIVER TO MOTOR CITY


TORONTO, Ontario -September 19, 2006 -- Devine Entertainment Corporation (OTCBB:DVNNF) today announced that it has begun principal photography on the Company's new mystery series licensed by CHUM Television (TSX:CHM) entitled Across the River to Motor City. Key contracts with Chum Television, The Canadian Television Fund, The Independent Production Fund and both the federal and provincial film and television labour tax credits complete the financing of the $8.1 million series (All amounts are in Canadian dollars). Main unit photography is scheduled to continue through mid-November. The initial six one-hour episodes are set to be completed and delivered in the first half of 2007.

President and CEO David Devine stated, "The production has started off exactly as planned. We're pleased to be working with a broadcaster as ambitious and supportive as CHUM Television of Canada. We have great expectations for future seasons of this series and an expanded production slate of new series and films in 2007 and 2008. This is just the first step."

Across the River to Motor City is a suspenseful tale focusing on two unforgettable characters spanning over forty years, in Canada and the United States. As a 1960's insurance investigator in Windsor and Detroit, Ben Ford weathered the storms of those tumultuous years. Four decades later, a long-buried tragedy leads his daughter Kathleen to unravel the secrets that troubled her relationship with Ben - secrets he will risk everything to keep hidden. The series is being produced by Devine Entertainment in association with Jonsworth Productions. Show-runner Robert Wertheimer co-created the series with head writer Denis McGrath. Robert Wertheimer, Denis McGrath, Richard Mozer and David Devine are executive producers.

Five-time Emmy Award-winning Devine Entertainment Corporation develops, produces and distributes children's and family entertainment for the theatrical motion picture, television and Video/DVD marketplace worldwide. Their film series on landmark Composers', Inventors' and Artists' are critically acclaimed and broadcast in over 50 countries. The Company's first feature film, Bailey's Billion$, was released theatrically in North America on August 5, 2005 and is currently being distributed worldwide. Headquartered in Toronto, the Company's common shares trade on the NASD OTCBB market in the U.S. under the symbol DVNNF. The Company's corporate website is www.devine-ent.com .

This press release may contain forward-looking statements relating to the future performance of Devine Entertainment Corporation. Forward-looking statements, specifically those concerning future performance and the achievement of operating profitability are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include the market acceptance of the Company's products and services; competition within the film and entertainment industry and the introduction of new entrants and/or products in the Company's markets; adverse changes in governmental regulations and policies affecting the film and entertainment industry; product development risks and risks of technological change; the risk of unanticipated expenses; and other risks and uncertainties all as described in the disclosure documents filed with securities regulatory authorities in accordance with applicable securities laws. Readers are cautioned that the foregoing list of factors is not exhaustive. Although the Company believes that the expectations conveyed by the forward-looking statements are reasonable based on information available to it on the date such forward-looking statements are made, no assurances can be given as to future results, levels of activity and achievements. All subsequent forward-looking statements, whether written or oral, attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The Company assumes no obligation to update forward-looking statements should circumstances or management's estimates or opinions change.